UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 4, 2015

BROOKFIELD DTLA FUND OFFICE

TRUST INVESTOR INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36135 (Commission File Number)	04-2616226 (IRS Employer Identification Number)

250 Vesey Street, 15th Floor, New York, New York 10281

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code)

(212) 417-7000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Board of Directors of Brookfield DTLA Fund Office Trust Investor, Inc. announced that, in connection with the settlement on a class-wide basis of the litigation brought in Maryland State Court and styled as In re MPG Office Trust Inc. Preferred Shareholder Litigation, Case No. 24-C-13-004097, it has declared a dividend on its 7.625% Series A Cumulative Redeemable Preferred Stock of $2.25 per share in cash to holders of record at the close of business on December 15, 2015 and payable on or about January 4, 2016 (20 days following the record date). The dividend payment will reduce the accrued and unpaid dividends owed on the 7.625% Series A Cumulative Redeemable Preferred Stock by $2.25 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

Dated: As of December 4, 2015	By:	/s/ Michelle L. Campbell
		Name:	Michelle L. Campbell
		Title:	Vice President, Secretary